Exhibit 99.2

Conference Call Transcript
CORPORATE PARTICIPANTS
James Kim
Amkor Technology, Inc. — Chairman, CEO
Ken Joyce
Amkor Technology, Inc. — CFO
CONFERENCE CALL PARTICIPANTS
Andrew Biggs
Susquehanna — Analyst
Bill Ong
American Technology Research — Analyst
Timothy Arcuri
Citigroup — Analyst
John Pitzer
Credit Suisse — Analyst
Nadeem Janmohamed
Lehman Brothers — Analyst
Mark Bachman
Pacific Crest Securities — Analyst
Jeff Harlib
Lehman Brothers — Analyst
Eric Rubel
Miller Tabak Roberts — Analyst
Peter Kim
Deutsche Bank — Analyst
Tom Diffely
Merrill Lynch — Analyst
Jeffrey Brown
Credit Suisse — Analyst
Sundar Varadarajan
Deutsche Bank — Analyst
Chris Lancet
JP Morgan Securities — Analyst
David Wu
Global Crown Capital — Analyst
Lance Vitanza
Concordia — Analyst
Eric Toubin
Bank of America Securities — Analyst
Alex Ross
Morningstar — Analyst
Robert Hopper
UBS Warburg — Analyst

Howard Buznitsky
DNY Capital Market — Analyst
Craig Berger
Wedbush Morgan Securities — Analyst
PRESENTATION
Operator
Good afternoon, ladies and gentlemen, and welcome to the Amkor Technology fourth quarter conference call. Today’s call will last one hour only. At this time, all participants are in a listen-only mode. Following today’s presentation, instructions will be given for the question-and-answer session. [OPERATOR INSTRUCTIONS] As a reminder, this conference is being recorded today, Wednesday, February 8th, 2006.
I would now like to turn the conference over to Mr. James Kim. Please go ahead, sir.
James Kim - Amkor Technology, Inc. — Chairman, CEO
Thank you. Good afternoon. This is James Kim, Chairman and Chief Executive Officer of Amkor Technology. With me today is Ken Joyce, Chief Financial Officer.
Before we begin this call, I would like to remind you that any forward-looking statements made during the course this conference call, represents the current view of management. Today’s press release was filed with SEC on Form 8-K prior to this conference call. This release, together with our other SEC filings, contains information on risks, factors, and could cause actual results to differ materially from our current expectations.
Today, we will depart from our traditional format where I make a brief opening statement. Instead, I will offer some extended remarks. I think it is important to explain how Amkor is adapting to changing dynamics in this industry, to ensure that we are properly structured for long-term growth.
I want to emphasize that I am serious about transforming Amkor into a profitable company. And I am committed to promoting a strong sense of financial discipline at Amkor. We intend to earn your confidence in our business strategy and our management team. We don’t expect to achieve this overnight, but we have started the process. And we ask that you observe the progress we make, and evaluate our performance as our strategy unfolds.
In my view, given our current business mix, Amkor must achieve gross margins in a near 20% range. We must also bring our operating cost in-line with industry norms, by better aligning our factory operations and support structures. We must be more selective in our capital spending, and generate the levels of free cash flow that will permit us to take affirmative steps to reduce our debt. These objectives are the primary focus of our management team.
In 2005, I began to realign our management structure, so Amkor can better respond to a changing industry environment. Last year we began a program of reducing SG&A expense, and we are accelerating that effort this year, with a goal of reducing SG&A expenses by $25 million to $30 million by the end of 2006. As part of this process, we have decreased the staff in our Chandler, Arizona headquarters, and some of the functions historically carried out in Chandler, have been transferred to our factories. This streamlining effort will go on throughout the year. We are doing this not only to reduce our costs, but also to improve operational effectiveness, so we can better serve our customers. As evidenced by our recent purchase of a $30 million of senior notes due in 2008, our cash flow is improving, and we are confident in our ability to retire our ‘06-’07 convertible notes upon maturity.

Our capital expenditure plan for 2006 is to spend $300 million. This amount includes $50 million to facilitize our new operations in China and Singapore. We also expect to undertake additional capacity expansion, that would be funded by customers under long-term supply agreements. We are prepared to adjust our CapEx budget if business conditions change in the second half of the year.
During 2005, we began to benefit from the business initiatives that preoccupied us in 2004. Through the acquisition of Unitive, we have established what we believe are industry-leading technologies for wafer bumping and wafer level processing. We are seeing strong customer acceptance of these capabilities, as flip chip and wafer level solutions become more widely adopted.
Our strategic alliance with IBM continues to develop very well. During the fourth quarter, we successfully ramped the production of wafer bump, wafer probe, flip chip assembly, and the test service to support rollout of next generation gaming consoles. In the area of 3D packaging, we strengthened our leading position in advanced die stacking and package-in-package, to enable more silicon integration in cell phones and other portable devices.
For now, industry conditions are good. While our visibility is limited to a three to six-month period, based on what we hear from our customers, the outlook for 2006 is encouraging. We also recognize that there are always motivations in the supply chain, and that these can affect demand for our services. We are working closely with our customers to create models, where we share the risks, to ensure that our capital investment can yield adequate returns. I realize there are some who feel that demand will suffer in mid-2006.
However, the sense we get in speaking with our customers is that the semiconductor market will remain stable throughout 2006, irrespective of conditions in the US, because global GDP is growing, and the semiconductor consumption is increasing in emerging economies. Given this optimism, some of you may fear that Amkor will revert back to aggressive spending. As I mentioned earlier, we are committed to growing responsibly by making strategic, financially-disciplined investments. And by sharing business risk with our customers, we will not waver from our goal of improving Amkor’s profitability.
Ken Joyce will review our fourth quarter operating performance. Ken?
Ken Joyce - Amkor Technology, Inc. — CFO
Thank you, Jim. Units shipped and sales in Q4 2005 were a new record for Amkor. Customer demand was broad-based during the quarter. Not just in the higher profile packages that tend to get everyone’s attention.
On the margin side, we saw the benefits of improved product mix and pricing, positive operating leverage from higher revenues and increased factory utilization. Contrary to what we normally experience, there was no softening of business in the last two weeks of the year. This provided an unusually strong finish to the quarter, and helped drive the upside to our operating performance. We shipped a record 2.1 billion packages in the fourth quarter.
Average selling prices increased by over 3% this quarter. We also saw solid improvement in product mix, driven by strong increases in flip chip, system-in-a-package, and other high ASP packages and tests. Also during the fourth quarter, we did a good job recovering increases in raw material costs, including gold and substrates. Factory utilization increased to 90%, from 85% in the third quarter, as capacity expansion lagged customer demand. We also realized the benefits of operating leverage in our newer factories, where we have built a critical mass of revenue, and moved from negative to positive gross margin.
I would like to briefly expand on Jim’s comments regarding target gross margin with our current business mix. Over time our mix will evolve, as we grow our business in flip chip assembly and system-in-package modules. These lines of business typically involve higher material costs, and accordingly are characterized by higher revenue and lower gross margin, than our traditional assembly business. We would also expect these lines of business to yield higher return on invested capital.

During 2006, we do not expect these lines of business to exert much influence on the overall gross margin structure. But over time, if we are successful in growing these businesses, we would expect to see some influence in that area. In connection with the corporate realignment activities mentioned by Jim Kim, fourth quarter SG&A expenses, included a charge of $3.3 million for employee severance and separation costs. We expect these actions to yield annualized cost savings of around $8 million.
Going forward, we are implementing a program of additional initiatives that together with the actions taken in the fourth quarter, are designed to reduce our annual SG&A expense profile by around $25 million to $30 million, as we exit 2006. During the fourth quarter, we completed a series of financing transactions designed to improve our liquidity. We completed a new NT$ 1.8 billion facility which is approximately $54 million US. It’s a five-year secured term loan, with a group of Taiwanese lenders, and we replaced our former $30 million secured revolving credit facility, with a new $100 million senior secured revolver that is available through November 2009.
In addition, our Chairman, Mr. Kim, and members of his family subscribed to an offering of $100 million of 6.25% convertible subordinated notes due 2013. The proceeds of which were used to repurchase approximately $100 million of the 5.75% convertible notes due June 1, 2006. These initiatives together with improved cash flow from business operations have enhanced our financial flexibility.
We currently have sufficient resources to retire the remaining ‘06 convertible notes at maturity, and based on current forecasts, we believe we have sufficient liquidity available to satisfy the $146 million of convertible notes due March 2007. As recently announced, during the first quarter of 2006, we purchased in the open market $30 million face value of our $471 million 9.25% senior notes due February 2008.
Also, in the fourth quarter of 2005 as previously noted, in October we sold Amkor Test Services, a specialty test operation, and in connection with that sale we realized a gain of $4.4 million. During the quarter, we also paid the final $19 million installment on our acquisition of Unitive Taiwan.
During the fourth quarter, we recognized an income tax benefit of $9.9 million associated with the release of reserves for domestic and foreign taxes, applicable to prior years. Of this amount, $3.4 million was in connection with a settlement of foreign and domestic tax audits. The remaining $6.5 million tax benefit was attributable to I.R.S. regulations that were finalized in January 2006, clarifying the US classification of certain foreign entities.
Going forward, we anticipate incurring around $3 million per quarter for taxes in foreign jurisdictions, for which we do not have tax benefits available. In December 2005, DongbuAnam completed the restructuring of it’s capitalization. Based on DongbuAnam’s market value at 12/31/2005, we recorded a much smaller impairment on the equity investment than the $4 million we had originally expected.
Here is a brief recap of our first quarter 2006 guidance contained in our earnings release. Revenues should be down between 3% and 5% sequentially. Gross margin should be in the range of 21% to 22%. We expect first quarter net results to be in the range of $0.10 to $0.14 per share.
We will now open this call to questions. Operator?
QUESTIONS AND ANSWERS
Operator
Thank you, sir. Ladies and gentlemen, at this time we will begin the question-and-answer session. [OPERATOR INSTRUCTIONS]
One moment, please, for the first question. Our first question comes from Andrew Biggs with Susquehanna. Please go ahead.

Andrew Biggs - Susquehanna — Analyst
Good evening. A question on flip chip. Could you tell us what flip chip was as a percentage of total revs in Q4?
Ken Joyce - Amkor Technology, Inc. — CFO
Flip chip was around little bit less than 10% of total revenues.
Andrew Biggs - Susquehanna — Analyst
Okay. Then in terms of customers for flip chip, there are obviously a few existing categories that make up most that market right now. Do you see any new kind of categories of chip coming out in the next couple of quarters, or new opportunities in flip chip?
James Kim - Amkor Technology, Inc. — Chairman, CEO
Yes, there are. We cannot obviously give you any specific names.
Andrew Biggs - Susquehanna — Analyst
Okay. But how about in terms of general product categories?
James Kim - Amkor Technology, Inc. — Chairman, CEO
Right now I think the game console area is where a let of demand exists.
Andrew Biggs - Susquehanna — Analyst
One last question. On stock-based comp I’m assuming this Q1 EPS guidance is a GAAP number, is that right?
Ken Joyce - Amkor Technology, Inc. — CFO
It is a GAAP number, yes.
Andrew Biggs - Susquehanna — Analyst
How should we look at stock-based comp in the first quarter and throughout 2006?
Ken Joyce - Amkor Technology, Inc. — CFO
Basically as previously announced in July 2004, we accelerated the vesting of substantially all of our stock options. Since then, we’ve issued a modest number of options. And it’s these unvested options that you’re aware that will be expensed going forward. So for us the expense is going to be rather modest. For purpose of your modeling, it should be based our current estimates, we’ll have that finalized here shortly, less than $0.01 per share. $0.01 per share per quarter.

Operator
Our next question comes from Bill Ong with American Technology Research. Please go ahead.
Bill Ong - American Technology Research — Analyst
Yes, congratulations. Nice quarter. Can you further elaborate on the capacity expansion plans? What portion of your new production lines will be funded by customers, at least in general terms. And maybe discuss a little bit about the long-term supply agreements. General time lines, and what type of service commitments you’re committed to your customers.
James Kim - Amkor Technology, Inc. — Chairman, CEO
Well, again, I think I made it clear in our press release as of this conference call, as far as Amkor is concerned, we will not expend more than $300 million. However, if there are additional demands from customer, as I mentioned, customers — we are working on several, you know, arrangements whereby we may use customers’ money to expand some areas.
Bill Ong - American Technology Research — Analyst
Do you currently have any long-term supply agreements with some customers?
James Kim - Amkor Technology, Inc. — Chairman, CEO
Yes, we do.
Bill Ong - American Technology Research — Analyst
Okay. Great. Thanks.
Operator
Next question comes from Timothy Arcuri with Citigroup. Please go ahead
Timothy Arcuri - Citigroup — Analyst
Hi. Two things. I guess first of all Ken, from your comments, am I reading it correctly that the gross margin we saw in the fourth quarter is probably the peak gross margin, is that kind of what you’re saying here or not?
Ken Joyce - Amkor Technology, Inc. — CFO
It depend on what the mix is. I don’t know that it’s the peak. But it certainly reflects the high utilization and the good product mix.

Timothy Arcuri - Citigroup — Analyst
Okay. Then I guess if I can go to the OpEx. I had in my notes that the legal portion of the SG&A was between $1 million and $3 million. But it seems like you cut SG&A a lot more than that. So I’m wondering, was that number wrong, or can you give some specifics as to how you’ve been able to cut SG&A that much? Thanks.
Ken Joyce - Amkor Technology, Inc. — CFO
We can do that, yes. You’re absolutely right on the legal number. It was about $1 million this quarter, versus $3 million last quarter roughly. So you’re right in line there. Back in Q3, we had cut some legal costs.
If you recall we took charges to prune some operations in Korea, and here in the United States. So that contributed to part of the decrease. We also took a charge in Q3, if you will recall, with respect to some of our operations in Japan, where we were cutting some of our manufacturing, not manufacturing, some of our SG&A costs there, in terms of people.
And with the other expenses, we’re just staying right on top of it. So I think as Jim indicated at the beginning of the call, we’re committed to reducing those. And we’re going to continue to see some, I think, see some nice increases as we go into 2006.
Operator
Our next question comes from John Pitzer with Credit Suisse. Please go ahead
John Pitzer - Credit Suisse — Analyst
Good afternoon guys. Congratulations. Ken, just a quick clarification. When you look at the $25 million to $30 million in operating cost savings, is that a run rate as you exit the fourth quarter of this year, or is that just an absolute decrease relative to what you spent in ‘05? And then I have a couple of others.
Ken Joyce - Amkor Technology, Inc. — CFO
It will be an absolute decrease between 2006 and 2005.
John Pitzer - Credit Suisse — Analyst
Then ASP is up 3% in the December quarter. What was mix based versus just absolute ASP increases, and what’s the expectation in Q1 for ASPs?
Ken Joyce - Amkor Technology, Inc. — CFO
Well, our units were up 6%, so that would say that the base between ASP up 3%, and the other 8% in mix, about 11% there , so a very rich mix.
John Pitzer - Credit Suisse — Analyst
And then just lastly, on the CapEx front as far as customers sharing some of the CapEx burden, what’s the implication for margins on that business? I guess, what are the customers getting out of it, and can you help us understand how the deals are being negotiated?

Ken Joyce - Amkor Technology, Inc. — CFO
They’re all different, John, but it’s a good point. What the customer gets is really some guaranteed capacity, which is very important for them. As well as a good quality product on the line if they need it.
Operator
Our next question comes from Nadeem Janmohamed, Lehman Brothers. Please go ahead.
Nadeem Janmohamed - Lehman Brothers — Analyst
Thanks very much. Congratulations on the quarter. A couple of questions. With respect to your CapEx, the $300 million, how should we think about that in terms of how it flows through 2006. Then I have a couple of followups. Thanks.
Ken Joyce - Amkor Technology, Inc. — CFO
I think the CapEx will be pretty substantially front end loaded right now, based on what we’re looking at for the first quarter. I think we’re looking at something probably in the range of capital additions of $100 million to $125 million.
That’s not the cash payments, that’s capital additions. But once you get through the first six months, then I think it will be more linearly spread.
Nadeem Janmohamed - Lehman Brothers — Analyst
With respect to your outlook, could you give us a sense of how you’re thinking about ASPs in Q1, both on a mix adjusted basis, and on a pin basis?
Ken Joyce - Amkor Technology, Inc. — CFO
Very difficult to call, but we’ve had some nice increase in Q4. As you know, historically we’re down 2% to 3% a quarter. So to see 3% was really very strong. So if that were flat going out, that would really be very nice performance.
Operator
Next question is from Mark Bachman with Pacific Crest Securities. Please go ahead.
Mark Bachman - Pacific Crest Securities — Analyst
Hi Ken. Can you talk about how you think that the savings of the $25 million to $30 million over ‘06 is going to ramp each quarter.
Ken Joyce - Amkor Technology, Inc. — CFO
Probably in the range of, it’s not going to be linear, but you’re going to see a nice increase in the first two quarters, because as we’ve indicated already, we’ve cut substantial costs in Q3 and Q4, which will yield a savings of approximately $8 million to $9 million, plus some of the other work we did, so you would take that, probably $2 million to $3 million a quarter right there. And the rest will be as we develop these programs as we go out the year. So the first $12 million, I’d say $3 million a quarter is going to be linear. And the rest will come as we get through the year.
Mark Bachman - Pacific Crest Securities — Analyst
Okay, and that $8 million is part of the $25 million to $30 million, correct?
Ken Joyce - Amkor Technology, Inc. — CFO
It is, yes.
Mark Bachman - Pacific Crest Securities — Analyst
If I were going to back out the extraordinary items, does $0.20 in EPS sound correct to you?
Ken Joyce - Amkor Technology, Inc. — CFO
Actually, $0.25 sounds to me. If you say you have $0.30 in the tax benefit, you back out, let’s say, $0.04 to $0.05, you’re more at $0.25, there was a gain on the sale of $4 million. But we also had the severance all netting out of $3 million. There could be another $1 million or so there. I think it would be more in the $0.25 range.
Operator
Next question comes from Jeff Harlib with Lehman Brothers. Please go ahead.
Jeff Harlib - Lehman Brothers — Analyst
I was wondering with the tighter market for assembly test, how you see your customers’ inventories, and if you’re watching that for double ordering and double booking.
James Kim - Amkor Technology, Inc. — Chairman, CEO
Well, I’ve been visiting about 20 customers, the last about, you know, 40 days. And what I have heard is not, they’re not really building inventories. Again, you know, it’s very difficult to say. That’s one of the reasons I say our visibility is really limited to three to six months. Beyond that, it’s very hard to say.
Jeff Harlib - Lehman Brothers — Analyst
Okay. And just the 8% mix improvement, could you just talk a little more about that? What types of products, and if those were also higher margin packages.
Ken Joyce - Amkor Technology, Inc. — CFO
Clearly, it was in the flip chip and the chip scale packages, system-in-package. And in those particular areas, that’s where the rich really, the mix really enriched during the quarter.

James Kim - Amkor Technology, Inc. — Chairman, CEO
We also found PBGA, which is normally very weak, has been very strong.
Operator
Next question comes from Eric Rubel with Miller Tabak Roberts. Please go ahead.
Eric Rubel - Miller Tabak Roberts — Analyst
Good afternoon, gentlemen. Congratulations. Could you talk about how you see the trajectory of flip chip sort of rolling through the year. You mentioned that you exited a little less than 10%.
James Kim - Amkor Technology, Inc. — Chairman, CEO
Flip chip will be probably toward end, let’s see. I think flip chip portion will increase. I will say could go up as high as 15%.
Ken Joyce - Amkor Technology, Inc. — CFO
It could, Jim. And when I said 10% on the flip chip, that’s the pure flip chip without the related tests, the probe and the bump. If you add that in, it’s probably closer to 15% right now.
James Kim - Amkor Technology, Inc. — Chairman, CEO
You’re right. Including test and probing, everything including, you know, related, then will be a lot higher, yes, yes.
Ken Joyce - Amkor Technology, Inc. — CFO
Part of the overall turnkey process. Where you bump, you probe, you package, and final test. So if you take that whole chain, it would be higher than the 10% where we just talk about the flip chip packaging.
Eric Rubel - Miller Tabak Roberts — Analyst
And that 15%, all-in test bump and assembly, is that trending at sort of a lower gross margin than the traditional packaging?
James Kim - Amkor Technology, Inc. — Chairman, CEO
Not now. Not at the moment.

James Kim - Amkor Technology, Inc. — Chairman, CEO
Remember, once you go to flip chip, there’s a material contents issue. Right now, however, we have like almost 50/50 basis, so it’s not affecting us at the moment, no.
Operator
Next question is from Peter Kim with Deutsche Bank. Please go ahead.
Peter Kim - Deutsche Bank — Analyst
Yes, hi, thanks for taking my questions. The first one I have is regarding IBM business. Are you getting now, or anticipate in the future business, derivative business from Sony and Toshiba, they are IBM partners?
Ken Joyce - Amkor Technology, Inc. — CFO
Well, absolutely. Sony has always been a very big customer for Amkor. And the relationship with IBM is certainly helping with the development of business there.
Peter Kim - Deutsche Bank — Analyst
So this is related to the game consoles?
Ken Joyce - Amkor Technology, Inc. — CFO
It is, very much so, yes.
Peter Kim - Deutsche Bank — Analyst
I remember last quarter you said something about your flip chip capacity tightening. Does this mean that you will be adding additional flip chip capacity with the $300 million in CapEx?
James Kim - Amkor Technology, Inc. — Chairman, CEO
Yes, in fact, a large part of our investing will be in that area.
Operator
Next question comes from Tom Diffely with Merrill Lynch. Please go ahead.
Tom Diffely - Merrill Lynch — Analyst
Could you talk a little bit more about the raw materials as a percentage of your overall cost, and your ability to pass that cost on to the customers with a passthrough for gold, or however that works?
Ken Joyce - Amkor Technology, Inc. — CFO
Sure. There’s quite a mix of materials, depending on the product line. In some cases it’s very low. In other cases, it’s up in the 80% area, as Jim said, on the flip chip products.

That being said, overall on a consolidated basis, our material costs run around 40% of the selling price. And there are a lot of commodities in there. And when I talk about commodities, gold and silver, and the laminates. And this quarter because of the tightening of capacity in the industry, we’ve had some good success, in being able to pass on some of these price increases. You’ve all seen the prices of these commodities go up. We’ve been able to pass some that on, in terms of pricing.
Tom Diffely - Merrill Lynch — Analyst
Okay. On the flip chip, I understand that now 50% of the business, substrates are consigned, and 50%, you hold the inventory?
Ken Joyce - Amkor Technology, Inc. — CFO
That’s correct.
Tom Diffely - Merrill Lynch — Analyst
Okay, sounded like you think that’s going to go more to you hold the inventory going forward?
Ken Joyce - Amkor Technology, Inc. — CFO
There seems to be a trend in that direction, yes.
Tom Diffely - Merrill Lynch — Analyst
Okay, so it’s lower gross margin, but it’s higher margin dollars?
Ken Joyce - Amkor Technology, Inc. — CFO
It will be when we go in that direction.
James Kim - Amkor Technology, Inc. — Chairman, CEO
Return on investment — cash flow may be higher, yes.
Tom Diffely - Merrill Lynch — Analyst
Great. Thank you.
Operator
Next question is from Jeffrey Brown with Credit Suisse.
Jeffrey Brown - Credit Suisse — Analyst
Quick question. I don’t want to beat that CapEx question down. But just wanted to follow up. Is it, you know, the supply agreements you’re going to have with your customers, is this just something new that your customers are saying, you know, listen, we need capacity. You guys aren’t really adding as much, so they’re willing to go the extra mile to get that incremental capacity? Is this a new phenomenon across the industry?
James Kim - Amkor Technology, Inc. — Chairman, CEO

Well, I don’t know if it’s a new phenomenon. But I believe there is a definite tightness coming, and also relative to the demand side, supply hasn’t been increasing at the same rate. That’s why I think this deal, if I use the word deals, are happening.
Jeffrey Brown - Credit Suisse — Analyst
These deals have not normally happened in the past, or they’re happening more often than I guess they have in the past, given the tightness in capacity?
James Kim - Amkor Technology, Inc. — Chairman, CEO
You know, supply, there was excess capacity existed, it was not necessary. Nowadays, that’s not the case. That’s why it’s happening now.
Operator
Our next question is from Sundar Varadarajan with Deutsche Bank.
Sundar Varadarajan - Deutsche Bank — Analyst
Given the recent discipline you’ve been showing on CapEx, could you share some of the hurdle rates that you look at, in terms of investing in CapEx, in terms of payback periods or IRRs. What hurdle rates do you set for yourselves, in terms of the new CapEx that you look at given the financial discipline that you’re instilling across, you know — at the Company?
James Kim - Amkor Technology, Inc. — Chairman, CEO
That’s a very good question. I think, Ken, you can answer that.
Ken Joyce - Amkor Technology, Inc. — CFO
We have two primary hurdle rates. One is in the CapEx budgeting process. We have an IRR rate of 25% is what we strive for. With respect to overall return on product lines, what we’re trying to achieve is a 40% cash base return on gross fixed assets. Which equates to approximately about a 2.5-year payback.
Sundar Varadarajan - Deutsche Bank — Analyst
And now, I mean, are these something that you kind of instituted recently? Or always been there, but you might kind of probably did not pay as much focus on before, but you’re kind of focusing on more on a go-forward basis?

Ken Joyce - Amkor Technology, Inc. — CFO
We’ve always had CapEx hurdle rates, as far as the capital budgeting decision. But we’re focusing more on return on assets at this point, to see that we’re employing our assets to the best advantage we can.
James Kim - Amkor Technology, Inc. — Chairman, CEO
Also really, there is — you know, I have to say now, new discipline is installed.
Operator
Next question comes from Chris Lancet with JP Morgan Securities. Please go ahead.
Chris Lancet - JP Morgan Securities — Analyst
Sorry about that. My quick question is on the product segment. And what’s kind of looking soft in Q1 to get down to your 3% to 8% number for revenue?
James Kim - Amkor Technology, Inc. — Chairman, CEO
Q1?
Chris Lancet - JP Morgan Securities — Analyst
Q1, yes.
James Kim - Amkor Technology, Inc. — Chairman, CEO
I think cell phone area is a little bit weak.
Chris Lancet - JP Morgan Securities — Analyst
Is that about it?
James Kim - Amkor Technology, Inc. — Chairman, CEO
That’s what I see really. Yes.
Chris Lancet - JP Morgan Securities — Analyst
In general, you’ve provided numbers in the past of how much of your revenue came from IDMs. Do you have a number from that and what do you see going forward?
Ken Joyce - Amkor Technology, Inc. — CFO
We see it right now. It’s about 60% established, and about 40% from the IDMs. Pretty good guess, I think.

Chris Lancet - JP Morgan Securities — Analyst
The mix has shifted significantly?
Ken Joyce - Amkor Technology, Inc. — CFO
Not really. I think we’ve always been roughly in the last couple of years in the 50/50 area. Historically I think you’re right. There was more IDM than fabless focus.
James Kim - Amkor Technology, Inc. — Chairman, CEO
I’m not sure, I think maybe it’s a 50/50. We had better get back with that.
Chris Lancet - JP Morgan Securities — Analyst
Did you turn down any low quality or low gross margin business in the quarter?
James Kim - Amkor Technology, Inc. — Chairman, CEO
Yes.
Chris Lancet - JP Morgan Securities — Analyst
All right. In general, was there additional upside you could have run through the factory, or were you pretty much fully loaded at this time?
James Kim - Amkor Technology, Inc. — Chairman, CEO
We are running about 90%, again, depends on the line. But some areas are definitely still on location. But overall, we are running at 90%, which is pretty high, yes.
Operator
Next question is from David Wu with Global Crown Capital. Please go ahead.
David Wu - Global Crown Capital — Analyst
Yes, quick question for you on a customer, and a question for you on new business relationships. From a customer standpoint, you have a beautiful list of customers. Could you tell us roughly among your Top 10 customers, what percentage of the business they account for? And a followup on these arrangements that you have been able to make in recent times.
Ken Joyce - Amkor Technology, Inc. — CFO
I’d say that probably the Top 10 customers are the — the top — It’s more than that, Jim. It would be around 30% of the total business.

David Wu - Global Crown Capital — Analyst
Okay. The other thing I was curious about is when you say your visibility is three to six months, it seems rather long. What kind of commitments are customers willing to make to you, beyond the next immediate 90 days, and also on this previous, there was a question about your gross margin of 20%, roughly 25% in the fourth quarter of this past year.
And I was wondering when you answered the question, is that peak margins, you said something like yes. And I assume that’s because the first quarter is not going to exceed your fourth quarter revenue rate if you have $650 million of revenue in some future quarters, would your gross margin come back to where it was in Q4 of this year? Of this past year?
Ken Joyce - Amkor Technology, Inc. — CFO
Well, let me answer the gross margin, the gross margin question first. You are right. If the revenues go up and the mix remains constant, as it was right now, as a function of positive operating leverage, yes, your margin would go higher. We did guide down slightly in Q1. And I think when you see, when you calculate that margin, it’s purely a function of the reverse of the operating leverage, on the down revenues.
Operator
Next question is from Lance Vitanza with Concordia.
Lance Vitanza - Concordia — Analyst
Thank for taking my call. Congratulations on the quarter. I’m glad to hear that you’re focused on discipline going forward. My question is, you seem to be coming into the sweet spot of the cycle here. And I’d just like to get your thoughts. You talked a little about this on the call. But what’s the best way for dealing with the balance sheet and bringing the absolute level of debt down?
James Kim - Amkor Technology, Inc. — Chairman, CEO
Want to answer that? Or —
Ken Joyce - Amkor Technology, Inc. — CFO
Well, clearly the best way to do that is to improve performance, generate free cash flow, and attack, pay down the balance. When I say that, the free cash flow for Amkor, a critical factor in that is the computation or the spending of your CapEx.
And as Jim indicated, we’re putting a real discipline in place that we’re going to be very judicious in the amount of CapEx. And I think that will generate improved performance, tight management of our capital spending will generate some good free cash flow, and then, of course, over and above that is we’re always looking at various forms of financing in the markets.
James Kim - Amkor Technology, Inc. — Chairman, CEO
This is Jim again. Let me add a little bit more to it. One gentleman earlier asked about the three to six months forecast, you know how good the forecast is. Obviously the kind of business we are in, I don’t think we can guarantee anything. But we do, history could speak. And three months focus is fairly decent. Beyond that obviously the degree of accuracy gets, continues to decrease. Therefore, we have to depend on what the customer says. Again, as I mentioned in my conference call, that a customer’s input indicates very encouraging for the year.
Having said that, again to answer your question on how we’re going to deleverage. I really think Amkor’s lack of discipline was the major problem. We really need to go back to financial discipline, and keeping it, we will say $300 million, the question is suppose second half is slowing down like some of you think it’s going to slow down, I think it is our discipline to then stop investing in the second half. As long as we do that, I think our cash flow will be sufficient to support the deleveraging effort we are doing.
Lance Vitanza - Concordia — Analyst
Let me be a little more specific. And I appreciate all the things you’ve said. But what about issuing equity to delever? I mean, it seems like, I don’t know where the stock’s going to open tomorrow, but it’s going to be up. You know, it’s likely to continue to rise throughout, you know, the next quarter here. What are your thoughts about issuing additional equity, either common equity or additional converts. Or preferred or something like that. And actually taking a whack at some of the debt that’s built up.
James Kim - Amkor Technology, Inc. — Chairman, CEO
Ken, I think you are CFO, you better answer that question.
Ken Joyce - Amkor Technology, Inc. — CFO
Well, I don’t know what the, we continue to monitor the market. And when the opportunity is right, and I’m not going to speak to a specific price, we realize that some additional equity has to be raised at some point, to help delever this structure.
James Kim - Amkor Technology, Inc. — Chairman, CEO
But we have really no immediate plan to raise additional equity at this time. As you know, as I stated, we do have current knowledge. We do have sufficient liquidity, able to meet our ’06-’07 issue. Therefore, I’m sure there will be ample opportunity for us to review that issue.
Operator
Next question comes from Eric Toubin with Banc of America Securities. Please go ahead.
Eric Toubin - Bank of America Securities — Analyst
Hi, Ken. Could you just give us a little more detail maybe on your expectations for free cash flow, how you might see working capital playing out, as well as you mentioned CapEx for the first quarter. Could you put a cash CapEx number on that?
James Kim - Amkor Technology, Inc. — Chairman, CEO
I could. We said our CapEx additions, Eric, would be in the range of $125 million. I think the cash out the door on that will probably be closer to $76 million. In that range there, our free cash flow will be modestly positive in Q1.

Eric Toubin - Bank of America Securities — Analyst
And I suppose if the CapEx is kept in check it should be growing for the remaining three quarters?
Ken Joyce - Amkor Technology, Inc. — CFO
I think in Q2 as our current outlook is, it could be break even. Then it should be, you know, we’re looking at something positive, as we get through the balance of the year.
Operator
Next question is from Alex Ross with Morningstar. Please go ahead.
Alex Ross - Morningstar — Analyst
Hi, thanks for taking my call. The $25 million to $30 million in 2006 that you are going to save, is that coming mostly out of head count, or where can we expect to see that?
Ken Joyce - Amkor Technology, Inc. — CFO
I think it’s about 60% out of headcount, and the other 40% will be from, a big part will be from our legal fees and professional fees. And then the other from all various areas of SG&A.
Alex Ross - Morningstar — Analyst
One followup question. I’m sorry if you’ve already spoken about this, maybe I missed it. The risk-sharing models that you had mentioned. Can you tell me a little bit more about those?
James Kim - Amkor Technology, Inc. — Chairman, CEO
Well, it’s more of a financial model. In other words, you know, rather than if I were to use the word better under calm, I really think we’re going to be working with the customers closely. It’s going to be tied to the supply agreement, and so on. So, the financial model has to be changed.
Operator
Next question is from Robert Hopper with UBS.
Robert Hopper - UBS Warburg — Analyst
Two quick questions for you. First off on the customers with the CapEx. Are you getting any sort of price concessions for people who are looking to secure some additional capacity? And secondly, given that we’re heading into a less than typical seasonal decline, how do you see sort of the seasonal patterns trend throughout the year? Should we sort of revert back to a typical pattern, so we can sort of help model as we go through the year? Thanks.

James Kim - Amkor Technology, Inc. — Chairman, CEO
Well, again, let me answer from the later question. Knowing, again, you know, we really don’t, as I keep saying, we have no ability to see beyond actually three to six months. And as you go six months, it gets cloudy. And as some of you said many times, second half is not clear at this time.
However, I am talking to the customers, I’m learning more and more of our customers are depending on international business. Not just the US alone. And they are telling us that demand from abroad or internationally speaking is increasing, because worldwide GDP is growing, and consumer spending is increasing, as you know. Semiconductors is becoming more pervasive in consumer products.
What was the first question?
Ken Joyce - Amkor Technology, Inc. — CFO
The cycle —
Robert Hopper - UBS Warburg — Analyst
The first question was are you giving any sort of price concessions for securing prices for customers?
James Kim - Amkor Technology, Inc. — Chairman, CEO
Not at this time. We are trying to maintain our margin goal.
Operator
Next question is a followup from Mark Bachman with Pacific Crest Securities.
Mark Bachman - Pacific Crest Securities — Analyst
Jim, I was wondering if you want to give some comments on your IBM revenues, how they finished up in 2005. I think when Ken Boruch was there, he previously set a goal of doing at least $125 million in 2005. I’d like to know how you did against this benchmark?
Ken Joyce - Amkor Technology, Inc. — CFO
We actually did very well against the benchmark.
James Kim - Amkor Technology, Inc. — Chairman, CEO
I don’t think we want to talk specific numbers. But absolutely, we exceeded that.
Mark Bachman - Pacific Crest Securities — Analyst
Okay, can you maybe talk about the IRR associated with the purchase of the IBM agreement. Did it meet your internal benchmarks?

Ken Joyce - Amkor Technology, Inc. — CFO
It met, in fact, exceeded our benchmarks internally. But I’m not going to speak to the specific IRR on the project. We don’t do that.
Operator
Next question is a followup from Timothy Arcuri with Citigroup. Please go ahead.
Timothy Arcuri - Citigroup — Analyst
Since it’s the end of the fiscal year, I’m wondering can you disclose who your top customer was? I had in my notes it was Toshiba, and it was going to be around $150 million. Is that still the right way to think about it?
Ken Joyce - Amkor Technology, Inc. — CFO
Toshiba is our largest customer, yes.
Timothy Arcuri - Citigroup — Analyst
Is that order of magnitude the right order of magnitude?
Ken Joyce - Amkor Technology, Inc. — CFO
I can’t really speak to the magnitude, but they are our largest customer.
Timothy Arcuri - Citigroup — Analyst
Were they greater than 10%?
Ken Joyce - Amkor Technology, Inc. — CFO
They were not.
Timothy Arcuri - Citigroup — Analyst
Okay, thanks.
Operator
Ladies and gentlemen, [OPERATOR INSTRUCTIONS] One moment, please. Our next question is a followup from David Wu with Global Crown Capital. Please go ahead.

David Wu - Global Crown Capital — Analyst
Yes, the kind of customers that you want to work alongside with, are you talking about customers that are willing to buy, install capital equipment on your premise, and you basically do operations for them, and when you’re not using that equipment, that equipment sits pretty idle and it’s only used for their purposes? And do you have any sort of min/max with these longer term customers?
James Kim - Amkor Technology, Inc. — Chairman, CEO
First of all, I don’t think the customer buys equipment, we buy the equipment. But there is a supply agreement whereby we commit certain resources out and share the risk, in a way. Because they are, you know, sharing the risk.
David Wu - Global Crown Capital — Analyst
But if you buy the equipment, they don’t have any risk.
James Kim - Amkor Technology, Inc. — Chairman, CEO
Depends on the contract you make. We don’t want to go into detail of how we do it. We are sharing the risk.
David Wu - Global Crown Capital — Analyst
Okay. So do they give you a minimum, is there a min/max in these kind of deals?
Ken Joyce - Amkor Technology, Inc. — CFO
David, they’re all different. In some cases, there are guarantees of capacity, and they forfeit it if they don’t use it. There’s certainly that type.
There’s other cases where they do buy the equipment and consign it to Amkor, although that’s probably not as prevalent as the other type, whereas Jim indicated, where we’ll buy the equipment, in response to certain guaranteed loadings. And take or pay type of arrangements.
Operator
Next question is from Howard Buznitsky with DNY Capital Markets. Please go ahead.
Howard Buznitsky - DNY Capital Market — Analyst
Yes, are there plans for any additional repurchases of your senior notes?
Ken Joyce - Amkor Technology, Inc. — CFO
We’re always looking at the market. And if the right opportunity presents and our cash is where we think it’s appropriate, we would look to the markets to buy some more notes.

Howard Buznitsky - DNY Capital Market — Analyst
Okay. Thank you.
Operator
Next question is from Craig Berger with Wedbush Morgan Securities.
Craig Berger - Wedbush Morgan Securities — Analyst
Good afternoon. Thanks for taking my question. I just wanted to know if you could comment on how bookings have been in the last few weeks, and if you see momentum increasing or decreasing there? Thanks.
James Kim - Amkor Technology, Inc. — Chairman, CEO
It’s a very typical first quarter. We have not see any special changes.
Craig Berger - Wedbush Morgan Securities — Analyst
Just holding steady?
James Kim - Amkor Technology, Inc. — Chairman, CEO
Yes.
Craig Berger - Wedbush Morgan Securities — Analyst
Okay, thanks a lot.
Operator
Next is a followup from Chris Lancet from JP Morgan securities.
Chris Lancet - JP Morgan Securities — Analyst
Hi guys, I have two quick questions. How much of your capital spending in ’05 was for test?
Ken Joyce - Amkor Technology, Inc. — CFO
Test was about 35% of our total business.
Chris Lancet - JP Morgan Securities — Analyst
Of capital spending?

Ken Joyce - Amkor Technology, Inc. — CFO
Capital spending. I’m sorry.
Chris Lancet - JP Morgan Securities — Analyst
In 2006, do you kind of have a ballpark wherever this is going to be?
Ken Joyce - Amkor Technology, Inc. — CFO
Test?
Chris Lancet - JP Morgan Securities — Analyst
Yes, test alone.
Ken Joyce - Amkor Technology, Inc. — CFO
Around 25%. Something in that range.
Chris Lancet - JP Morgan Securities — Analyst
Lastly, your headcount at the end of the quarter.
Ken Joyce - Amkor Technology, Inc. — CFO
I don’t have the exact number in front of me. But it’s 22,000-plus.
Chris Lancet - JP Morgan Securities — Analyst
All right. Thank you very much.
Operator
Next question is a followup from Lance Vitanza with Concordia.
Lance Vitanza - Concordia — Analyst
Did you say that you were looking for $75 million of CapEx in cash Q1?
Ken Joyce - Amkor Technology, Inc. — CFO
That’s correct.

Lance Vitanza - Concordia — Analyst
Then the total amount, the noncash included?
Ken Joyce - Amkor Technology, Inc. — CFO
That would bring us to $125 million in total additions.
Lance Vitanza - Concordia — Analyst
$125 million total. Okay. Thanks. Just one other question. If I look at the SG&A in 2005, I think that there were about $14 million or so of what I would call, you know, stuff that’s going away, the legal on the epoxy mold, and your cost-cutting effort charges.
So does that sound right to you, and does that I guess mean that you’re really from here on out on an adjusted basis, you’re looking for like kind of an additional $10 million to $15 million of further cost savings?
Ken Joyce - Amkor Technology, Inc. — CFO
As I indicated to a gentleman earlier on the call, I would say somewhere 50% to 60% of the total savings is going to come from labor savings, and then the balance would come from, as yu’re indicating, part of it is legal, legal has been big for us over the last few years, with some of the litigation, that should go down substantially. And then all of our other G&A costs, we’re looking in all of the areas to bring them down.
Operator
At this time, there are no further questions. I’d like to turn the conference back over to management for any closing comments.
James Kim - Amkor Technology, Inc. — Chairman, CEO
Well, thank you for participating in our conference call. We look forward to speaking with you again. Thank you.
Operator
Ladies and gentlemen, this concludes the Amkor Technology fourth quarter conference call. We thank you again for your participation. You may now disconnect.